UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 18, 2006

Date of report (Date of earliest event reported)

ConAgra Foods, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7275	47-0248710
(Commission File Number)	(IRS Employer Identification No.)

One ConAgra Drive
Omaha, NE	68102
(Address of Principal Executive Offices)	(Zip Code)

(402) 595-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On December 19, 2006, ConAgra Foods, Inc. (the “Company”) issued a press release announcing that its exchange offer to refinance a portion of the Company’s outstanding long-term debt securities expired at 12:00 midnight, New York City time, on December 18, 2006.  The Company offered to exchange up to $500 million aggregate principal amount of its 9.75% Notes due 2021 and its 6.75% Notes due 2011 for a new series of notes due June 15, 2017 (the “New Notes”) and other cash consideration.  A copy of the press release is filed as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The New Notes have not been and will not be registered under the Securities Act of 1933 or any state securities laws.  Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

99.1                           Press release of ConAgra Foods, Inc., dated December 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA FOODS, INC.

Date: December 19, 2006	By: /s/ Colleen Batcheler
Name: Colleen Batcheler
Title: Vice President, Chief Securities Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of ConAgra Foods, Inc., dated December 19, 2006.